UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2026

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

720 Monroe Street, Suite E514

Hoboken, NJ 07030

(Address of principal executive offices, including ZIP code)

(866) 239-7459

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2026 (the "Effective Date"), Rocket One Inc. (“Rocket One”), a newly formed subsidiary of Hoth Therapeutics, Inc. (the “Company”), entered into two exclusive license agreements (collectively, the “VCU License Agreements”) with the Virginia Commonwealth University Intellectual Property Foundation (“VCU”) as further described below.

Pursuant to the License Agreements, VCU granted Rocket One an exclusive, royalty-bearing license to certain patents to, among other things, make, use, sell, and import Licensed Products and otherwise perform Licensed Services, with the right to Sublicense in the Field of Use (as defined herein). Additionally, VCU granted Rocket One a non-exclusive, royalty-bearing, worldwide license to the Licensed Technical Information to, among other things, make, use, sell, and import Licensed Products and otherwise perform Licensed Services with the right to Sublicense in the Field of Use. “Field of Use” means commercial use for data centers and artificial intelligence.

Unless terminated earlier pursuant to their respective terms, the License Agreements shall remain effective until the expiration of the last to expire Licensed Patents, or 15 years from the first commercial sale of a Licensed Product or Licensed Service, whichever is later.

Pursuant to License Agreements, Rocket One shall pay VCU: (i) a royalty payment equal to a mid single digit percentage of the Net Sales of Licensed Products and Licensed Services that are covered by the Licensed Patents, subject to adjustment; (ii) a royalty payment equal to a low single digit percentage of the Net Sales of Licensed Products and Licensed Services that are covered by the Licensed Technical Information, subject to adjustment; (iii) a low double digit percentage of Sublicensing Revenue; and (iv) minimum annual payments ranging from low five figures to mid five figures, increasing with time. With respect to one of the License Agreements, Rocket One also paid VCU a low five digit figure upon execution of such agreement. In addition, Rocket One has agreed to reimburse VCU for all reasonable legal expenses incurred in filing, prosecuting, and maintaining the Licensed Patents under the License Agreements.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the respective License Agreement.

The foregoing description of the License Agreements does not purport to be complete and is qualified in its entirety by reference to the License Agreements, copies of which are filed as Exhibit 10.1 and 10.2 this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On May 19, 2026, the Company issued a press release announcing its intended name change to “Rocket One, Inc.” and its intent to restructure its business to position the Company to pursue opportunities in artificial intelligence infrastructure, next-generation semiconductor technologies, and ultra-low-power AI computing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Exclusive License Agreement between the Company and Virginia Commonwealth University Intellectual Property Foundation dated May 15, 2026
10.2#	Exclusive License Agreement between the Company and Virginia Commonwealth University Intellectual Property Foundation dated May 15, 2026
99.1	Press Release of Hoth Therapeutics, Inc. dated May 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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